K&L GATES LLP STATE STREET FINANCIAL CENTER ONE LINCOLN STREET BOSTON, MA 02111-2950 T 617.261.3100 F 617.261.3175 klgates.com

July 28, 2022
Evanston Alternative Opportunities Fund
1560 Sherman Ave., Suite 960
Evanston, Illinois 60201

Ladies and Gentlemen:
This opinion letter is being delivered in connection with the registration by Evanston Alternative Opportunities Fund, a Delaware statutory trust (the “Fund”), of 30,000,000 shares of beneficial interest, $.001 par value per share (“Shares”), under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a registration statement on Form N-2 (File Nos.: 333-______; 811-22904), as amended (the “Registration Statement”).
This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 25(2)(l) of Form N-2 under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).
As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, for purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i)	the prospectus and statement of additional information (collectively, the “Prospectus”) filed as part of the Registration Statement;
(ii)	the Fund’s certificate of trust, and Agreement and Declaration of Trust, in effect on the date of this opinion letter; and
(iii)	the resolutions adopted by the trustees of the Fund relating to the Registration Statement and the authorization for issuance and sale of the Shares.
We also have examined and relied upon such other documents as we have deemed relevant to the matters referred to in this opinion.
For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Fund are actually serving in such capacity, and that the

K&L GATES LLP STATE STREET FINANCIAL CENTER ONE LINCOLN STREET BOSTON, MA 02111-2950 T 617.261.3100 F 617.261.3175 klgates.com representations of officers of the Fund are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to Delaware law and the provisions of the Investment Company Act that are applicable to equity securities issued by registered closed-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.
Based upon and subject to the foregoing, it is our opinion that the Shares to be issued pursuant to the Registration Statement, when issued and paid for by the purchasers upon the terms described in the Registration Statement and the Prospectus, will be validly legally issued, fully paid and non-assessable (except as described in the Registration Statement) shares of beneficial interest.
This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement and to the reference to this firm’s name in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ K&L Gates LLP